UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2010

K-V Pharmaceutical Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9601	43-0618919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of John Sampson as a Director

As previously disclosed in the Current Report on Form 8-K filed by K-V Pharmaceutical Company (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on January 7, 2010, the Company on December 22, 2009 received an action by written consent of stockholders (the “Written Consent”), relating to (1) the removal of Ronald J. Kanterman, or any successor to Mr. Kanterman, from the Board of Directors of the Company (the “Board”) and (2) the appointment of John Sampson as a director of the Company to fill the vacancy created by the removal of Mr. Kanterman (or any successor to Mr. Kanterman, if applicable), to hold such office until the next annual meeting of stockholders and until Mr. Sampson’s successor has been duly elected and qualified (collectively, the “Director Change”). As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2009, Mr. Kanterman resigned as a member of the Board on December 11, 2009.

On January 4, 2010, IVS Associates, Inc., the inspector of elections retained by the Company to tally the votes represented by the Written Consent, certified that the votes represented by the Written Consent are sufficient to approve the matters set forth in the Written Consent. The Company, after the SEC review period had been satisfied, commenced distribution to its stockholders on February 1, 2010 of a Schedule 14C Information Statement to notify them of the Director Change in accordance with the rules and regulations of the SEC.

Pursuant to the rules and regulations of the SEC, which provide that the Schedule 14C Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the proposed corporate action may be taken, the Director Change became effective on February 21, 2010, and John Sampson joined the Board as a director as of such date. Mr. Sampson currently has not been named to a committee of the Board.

Compensatory Arrangement with Mr. Sampson

As previously disclosed, on December 22, 2009, the Board adopted and approved a revised compensation plan for directors for calendar year 2010 (the “2010 Plan”). Mr. Sampson will participate in the 2010 Plan.

Under the 2010 Plan, Mr. Sampson will receive the following:

•	Annual Retainer—He will receive an annual retainer in the amount of $175,000, which is payable in advance in equal quarterly installments on the first business day of each calendar quarter.

•

Meetings of Independent Directors—If he attends a meeting of independent directors, he will receive a fee in the amount of $2,000 for every meeting of independent directors lasting more than one hour and $750 for every meeting lasting one hour or less. Such fees are not required to be pro-rated.

•

Per-Meeting Fees—Beginning with the thirteenth meeting of each calendar year, he will receive a fee in the amount of $2,000 for every Board meeting lasting more than two hours and $1,000 for every Board meeting lasting two hours or less.

Mr. Sampson will also receive additional compensation if he is later appointed to serve on a committee of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: February 25, 2010